EXHIBIT 4.2

                   REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement (this "Agreement") is made and entered into as of May 1, 1998 by and among AutoZone, Inc., a Nevada corporation ("Buyer") and J. Dale Dawson and Judith S. Dawson
(collectively, "Dawson").

                             RECITALS

     A. Dawson owns all of the shares of Dawson Capital Corporation, an Arkansas corporation, ("DCC"), which owns a general partner's interest in TruckPro Limited Partnership, an Arkansas limited partnership ("Seller"), which operates a replacement parts and maintenance, repair and rebuild service for medium and heavy duty vehicles.

     B.   Buyer, Seller, TruckZone, Inc., a Nevada corporation
("Acquisition Sub"), DCC, Coral Three Corporation, an Arkansas
Corporation and Truck Pro Parts, Inc., an Arkansas corporation have entered into a Purchase Agreement dated as of February 27, 1998, (the "Purchase Agreement"), providing for the purchase by Buyer and Acquisition Sub of certain assets of Seller.

     C. As partial consideration for the sale of the assets of Seller, Dawson shall receive, indirectly and as tenants in common, 30,000 shares of common stock of Buyer, par value $.01 per share (the "Common Stock"). In order to induce Dawson to enter into the Purchase Agreement, Buyer has agreed to provide the registration rights set forth in this Agreement.

                             AGREEMENT

     NOW THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledge, the parties hereby agree as follows:

     Section 1. DEFINITIONS. Terms defined in the Purchase Agreement are used as therein defined unless otherwise defined in this Agreement. In addition, the following terms shall have the meaning indicated:

     "Commission" means the Securities and Exchange Commission, or any other federal agency then administering the Securities Act.

     "Securities Act" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

     "Registrable Securities" means the shares of Common Stock issued to Dawson pursuant to the Purchase Agreement (and any capital stock of Buyer issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, such shares of Common Stock); PROVIDED HOWEVER, that once such shares are distributed such shares shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such shares shall have become effective under the Securities Act and such shares shall have been disposed of in accordance with such registration statement, (ii) they are distributed or may be distributed by any holder thereof (along with all of the other Registrable Securities held by such holder) to the public in any 90-day period pursuant to Rule 144 (or any successor provision) under the Securities Act, (iii) any disposition of them shall not require registration or delivery of a prospectus or qualification of them under the Securities Act or any similar state law then in force such that any subsequent holder of such Registrable Securities shall hold such Registrable Securities free of all transfer restrictions, or (iv) they shall have ceased to be outstanding.

     Section 2. REGISTRATION RIGHTS. If at any time Buyer proposes to register (other than a registration (1) on Form S-8 or any successor form thereto; (2) of debt securities of Buyer (3) of Preferred Stock of Buyer; or (4) of securities for the purpose of consummating any acquisition by including a registration on Form S-4 (or any successor form thereto)) for its own account or otherwise any public offering of shares of its capital stock under the Securities Act, Buyer will give prompt written notice to Dawson of its intention so to do at least three
(3) business days prior to the filing of the registration statement.

     A.   In the event of an underwritten public offering:

          (1) Buyer's notice shall afford Dawson an opportunity to elect to include in such filing all or any part of the Registrable Securities. Dawson shall have five (5) business days after receipt of Buyer's notice to notify Buyer in writing of the number of shares of the Registrable Securities which Dawson elects to include in the offering. Upon such written request, Buyer shall use commercially reasonable efforts to effect the registration under the Securities Act of all Registrable Securities which Buyer has been so requested to register to permit disposition of such Registrable Securities, but only to the extent any other previously unregistered shares of its capital stock are registered.

          (2) The inclusion in such filing of the Registrable Securities shall be upon the condition that Dawson sell his Registrable Securities to the underwriters on the same terms and conditions as the Buyer and other selling holders.

     B.   In the event of a public offering which is not underwritten:

          (1) Dawson shall have five (5) business days after receipt of the Buyer's notice to notify Buyer in writing of the number of shares of Registrable Securities that are owned by him which he elects to include in the offering.

          (2) Buyer will use commercially reasonable efforts to prepare and file with the Commission a registration statement with respect to such Registrable Securities and shall cause such registration statement to become effective, to prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until the earlier of the sale of all Registrable Securities covered thereby and the expiration of a period of nine (9) months after its effective date and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement. In the event that any Registrable Securities included in a registration statement subject to, or required by, this Agreement remain unsold at the end of such period, Buyer may file a post-effective amendment to the registration statement for the purpose of reregistering such shares.

     C. In the event of any underwriting offering or any public offering which is not underwritten.

          (1) Buyer will furnish to Dawson at least one day prior to the filing of the registration statement one copy of the draft of such registration statement as is proposed to be filed, and thereafter so many copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as Dawson may reasonably request.

          (2) Buyer will use commercially reasonable efforts to register or qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions (not exceeding ten (10) in number) as Dawson shall request, and do any and all other acts and things that may be reasonably necessary or advisable to enable Dawson to consummate the disposition in such jurisdictions of the Registrable Securities covered by the registration statement; PROVIDED, HOWEVER, that the Buyer shall not be obligated, by reason thereof, to qualify as a foreign corporation or file any general consent to service of process under the laws of any such jurisdiction or subject itself to taxation as doing business in any such jurisdiction.

          (3) Buyer shall notify Dawson when the registration statement covering the offering of the Registrable Securities to be registered has been filed with the Commission under the Securities Act and when it has been made effective by order of the Commission.

          (4) Buyer shall notify Dawson promptly of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information.

          (5) Buyer shall advise Dawson promptly after the Buyer shall receive notice or obtain knowledge of the issuance of any stop order by the Commission suspending the effectiveness of any such registration statement or amendment thereto or of the initiation or threatening of any proceeding for that purpose.

          (6) Buyer shall notify Dawson, at any time when a prospectus relating to the proposed sale is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement or amendment contains an untrue statement of a material fact or omits to state any material fact required to be stated therein to make the statements therein, in light of the circumstances under which they were made, not misleading.

     D. Dawson shall be entitled to have its Registrable Securities included in an unlimited number of registrations pursuant to this Agreement.

     Section 3. OBLIGATIONS OF DAWSON. To include any Registrable Securities in any registration, Dawson shall:

                    (1) Cooperate with the Buyer in preparing each such registration and execute all such agreements as any representative of the underwriters may deem reasonably necessary in favor of the underwriters;

                    (2) Promptly supply Buyer with all information, documents, representations and agreements as the underwriters or Buyer may deem reasonably necessary in connection with such registration; and

                    (3) Agree in writing not to sell or transfer any shares of the capital stock of Buyer not included in such registration during the period beginning after receipt of notice of such filing and ending ninety (90) days after the effective date of such registration without the underwriters' or Buyers' consent.

     Section 4. COMPLETION OF OFFERING NOT REQUIRED. Anything herein to the contrary notwithstanding, Buyer shall have no obligation to Dawson if the Board of Directors of Buyer determines, for any reason, not to complete any proposed public offering of its securities.

     Section 5. REGISTRATION EXPENSES. The costs and expenses (other than underwriting discount or commission applicable to Dawson's Registrable Securities registered in a public offering and fees and disbursements of counsel for Dawson) of all registrations and qualifications under the Securities Act, and of all other actions that Buyer is required to take or effect pursuant to this Agreement, shall be paid by Buyer (including, without limitation, all registration and filing fees, printing expenses, costs of special audits incident to or required by any such registration and fees and disbursements of counsel for Buyer).

     Section 6. INDEMNIFICATION BY BUYER. In the event of any registration under the Securities Act of any offering including Registrable Securities, Buyer hereby agrees to indemnify and hold harmless Dawson with respect to each registration of Registrable Securities that has been effected pursuant to this Agreement, against any losses, claims, damages or liabilities or proceedings in respect thereof, joint or several, to which Dawson may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which Registrable Securities were registered under the Securities Act, in any preliminary prospectus or final prospectus contained therein or any amendment or supplement thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any failure or alleged failure of Buyer to comply with any applicable statute, rule or regulation in connection with the registration statement or the offering, and will reimburse Dawson for any legal or other expenses reasonably incurred by Dawson in connection with investigating or defending any such loss, claim, damage, liability or proceeding; PROVIDED, that Buyer will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, said preliminary or final prospectus or said amendment or supplement in reliance upon and in conforming with written information furnished by Dawson specifically for use in the preparation thereof.

     Section 7. INDEMNIFICATION BY DAWSON. In the event of any registration under the Securities Act of any offering including Registrable Securities, Dawson hereby agrees to indemnify and hold harmless Buyer with respect to each registration of Registrable Securities that has been effected pursuant to this Agreement, and each other person, if any, who controls Buyer within the meaning of the Securities Act and each other person (including each underwriter, and each other person, if any, who controls such underwriter) who participates in the offering of such Registrable Securities against any losses, claims, damages or liabilities or proceedings in respect thereof, joint or several, to which Buyer, such controlling person or participating person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which an offering of such Registrable Securities was registered under the Securities Act, in any preliminary prospectus or final prospectus contained therein, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Buyer and each such controlling person or participating person for any legal or other expenses reasonably incurred by Buyer or such controlling person or participating person in connection with investigating or defending any such loss, claim, damage, liability or proceeding; PROVIDED that Dawson will be liable in any such case to the extent, and only to the extent, that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, said preliminary or final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished by Dawson specifically for use in the preparation thereof.

     Section 8. ASSIGNMENT. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by any party without the prior written consent of the other parties except that Buyer may, without such consent, assign all such rights and obligations to a successor in interest to Buyer which shall assume all obligations and liabilities hereunder.

     Section 9. SOLE AND ENTIRE AGREEMENT. This Agreement has been entered into as part of the Acquisition and, along with the Purchase Agreement, constitutes the sole and entire existing agreement between the parties with respect to the subject matter hereof, and completely and correctly expresses all of the rights and obligations of the parties.
All prior agreements, conditions, practices, customs, usages and obligations are completely superseded and revoked, insofar as any such prior agreement, condition, practice, custom, usage or obligation might have given rise to any enforceable right.

     Section 10. WAIVERS. The waiver in any particular instance or series of instances of any term or condition of this Agreement or any breach hereof by any party shall not constitute a waiver of such term or condition or of any breach thereof in any other instance.

     Section 11. AMENDMENT. This Agreement is subject to amendment only by subsequent written agreement between, and executed by, the parties hereto. Commencement or continuation of any custom, practice or usage by Buyer shall not constitute an amendment hereof or otherwise give rise to enforceable rights or create obligations of Buyer.

     Section 12. SEPARABILITY. If any one or more provisions, clauses, paragraphs, subclauses or subparagraphs contained in this Agreement shall for any reason be held to be invalid, illegal, void or unenforceable, the same shall not affect any other provision, clause, as if such invalid, illegal, void or unenforceable provision, clause, paragraph, subclause or subparagraph of this Agreement, but this Agreement shall be construed as if such invalid, illegal, void or unenforceable provision, clause, paragraph, subclause or subparagraph had never been contained herein.

     Section 13. TIME IS OF THE ESSENCE. Time is of the essence in this Agreement. Any time limit mentioned herein has been carefully considered and represents the agreed absolute outside limit of time within which the applicable right must be exercised. The parties may extend such time limit only by mutual agreement in writing.

     Section 14. DURATION OF RIGHTS. Rights and obligations created by or arising under this Agreement shall terminate automatically upon termination of this Agreement, except as otherwise expressly provided herein.

     Section 15. FULL PERFORMANCE REQUIRED. The doctrine of substantial performance has no application hereunder. Each condition and provision has been carefully considered and represents the agreed minimum limit of performance giving rise to applicable rights or obligations.

     Section 16. APPLICABLE LAW. This Agreement shall be construed and interpreted in accordance with the laws of the State of Arkansas.

     Section 17. CONFIDENTIALITY. The parties agree that the terms of this Agreement are to be held confidential and shall not be disclosed to any other person or entity, except as required by law or legal process, and except that either party may disclose the terms hereof to its or his legal counsel, underwriters, or other advisors.


     IN WITNESS WHEREOF, the parties hereto have executed or caused this Registration Rights Agreement to be duly executed on their respective behalf, by their respective officers thereunto duly authorized, all as of the day and year first above written.


DAWSON                             AUTOZONE, INC.
                                   ("Buyer")

/S/ J. DALE DAWSON                 By: /S/ HARRY L. GOLDSMITH
J. Dale Dawson                     Name: Harry L. Goldsmith
                                   Title: Senior Vice President
                                          and General Counsel

/S/ JUDITH S. DAWSON               By: /S/ DONALD R. RAWLINS
Judith S. Dawson                   Name: Donald R. Rawlins
                                   Title: Assistant Secretary